Fishbone Solutions, Ltd.

Financial Statements

December 31, 2011

Fishbone Solutions, Ltd.

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	1
Balance Sheet	2
Statement of Income and Partners’ Deficit	3
Statement of Cash Flows	4
Notes to Financial Statements	5-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Fishbone Solutions, Ltd.

Deer Park, Texas

We have audited the accompanying balance sheet of Fishbone Solutions, Ltd. (the “Company”) as of December 31, 2011, and the related statements of income and partners’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fishbone Solutions, Ltd. as of December 31, 2011, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

June 15, 2012

Fishbone Solutions, Ltd.

Balance Sheet

December 31, 2011

Assets

Current assets
Accounts receivable, net	$815,193
Prepaid expenses and other current assets	45,344
Total current assets	860,537

Property and equipment, net	13,591

Deposits	2,535

Total assets	$876,663

Liabilities and partners’ deficit

Current liabilities
Accounts payable	$78,525
Accrued liabilities	13,172
Due to related parties	83,678
Current maturities of long term debt	731,688
Total current liabilities	907,063

Long term debt, net of current maturities	127,633

Total liabilities	1,034,696

Commitments

Partners’ deficit	(158,033)

Total liabilities and partners’ deficit	$876,663

The accompanying notes are an integral part of these financial statements. 2

Fishbone Solutions, Ltd.

Statement of Income and Partners’ Deficit

Year ended December 31, 2011

Revenues	$4,105,329

Cost of revenues	3,069,470

Gross profit	1,035,859

General and administrative expenses	778,102

Income from operations	257,757

Other income (expense)
Interest expense, net	(43,691)
Other income	3,896
Total other income (expense)	(39,795)

Net income	217,962

Partners’ deficit, beginning of year	(375,995)

Add: contributions	-
Less: distributions	-

Partners’ deficit, end of year	$(158,033)

The accompanying notes are an integral part of these financial statements. 3

Fishbone Solutions, Ltd.

Statements of Cash Flows

Year ended December 31, 2011

Cash flow from operating activities
Net income	$217,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,200
Bad debt expense	29,627
Changes in working capital accounts:
Change in accounts receivables	(253,743)
Change in prepaid expenses and other current assets	(70,617)
Change in accounts payable	25,799
Change in accrued liabilities	(12,073)
Change in due to related parties	59,963
Net cash provided by operating activities	16,118

Cash flows from investing activities
Purchase of property, plant, and equipment, net	(11,544)
Net cash from investing activities	(11,544)

Cash flows from financing activities
Proceeds from line of credit, net	150,000
Proceeds from loans	29,825
Repayments of loans	(189,402)
Net cash from financing activities	(9,577)

Net change in cash and cash equivalents	(5,003)

Cash and cash equivalents:
Beginning of year	5,003
End of year	$-

Supplemental disclosures of cash flow information
Cash payments (receipts) for:
Interest expense	$43,691
Federal income tax	$-
State income tax	$-

The accompanying notes are an integral part of these financial statements. 4

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business – Fishbone Solutions, Ltd. (“the Company”), a Texas limited partnership formed in 2002, is located in Deer Park, Texas and is in the business of providing management and technical services to the petrochemical industry. The work is generally performed under time and material priced contracts, based on hours worked plus mobilization fees at the outset of the projects.

Cash and Cash Equivalents – The Company considers all highly liquid short-term instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition – Revenue is recognized when persuasive evidence of an arrangement exists, services are performed, sales price is determinable, and collection is reasonably assured. Services performed and not yet billed are included in accounts receivable as unbilled revenue. Mobilization fees are recognized upon the mobilization of the labor and the labor revenue is recognized at the unit price of labor hours worked. Per diem revenue is recorded for meals, travel and lodging.

Contract costs include all labor costs, mobilization costs, travel, per diem for travel meals and lodging, and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

Accounts Receivable – The Company extends unsecured credit to its customers, which is non- interest bearing. Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of allowance for doubtful accounts. The Company maintains a bad debt reserve based on a variety of factors, including the age of the receivable, payment history, trends and financial condition of customers, macroeconomic conditions, and significant one-time events.

The Company determines the allowance based upon a review of outstanding receivables, historical write-off experience and existing economic conditions. Receivables past due over 90 days are considered delinquent and reviewed individually for collectability. After all means of collection have been exhausted, delinquent receivables are written off. Management has determined that the allowance for doubtful accounts as of December 31, 2011 is $-0-. Bad debt expense for the year ended December 31, 2011 is $29,627.

Property and Equipment – Property and equipment are recorded at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations in the year of disposal.

The Company provides for depreciation using the straight-line method over the following estimated useful lives of assets:

Years of Life
Furniture and fixtures	5-10
Software	3
Computer and equipment	5-10

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Impairment of Long-Lived Assets – In accordance with Financial Standards Board Accounting Standards Codification (“FASB ASC”) 360, Property, Plant and Equipment, long-lived assets to be held and used are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of such asset may not be recoverable. The determination of recoverability of long-lived assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or net realizable value.

Fair Value of Financial Instruments – Under FASB ASC 820, Fair Value Measurements and Disclosures, we are permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. We elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC 820, we implemented guidelines relating to the disclosure of our methodology for periodic measurement of our assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our Level 1 assets primarily include our cash and cash equivalents (including our money market accounts). Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the immediate or short-term maturities of these financial instruments.

Advertising Charges – The Company charges advertising costs to expense as incurred. Advertising costs amounted to $1,429 for the year ended December 31, 2011 and are included with general and administrative expenses in the accompanying financial statements.

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Income Taxes – No provision for income taxes has been made in the statements as the Company is a “pass through” entity. Each member is individually liable for tax on their share of the Company’s income or loss. The Company prepares a calendar year informational tax return.

In December 2008, the FASB issued interpretive guidance regarding the effective date of certain updates to FASB ASC 740 Income Taxes. This guidance deferred the effective date of the updates to be effective for fiscal years beginning after December 15, 2008 for certain nonpublic enterprises. The guidance required a nonpublic enterprise that elects to defer the application of these updates to explicitly disclose that fact and also required the disclosure of the enterprise’s accounting policy for evaluating uncertain tax positions for each set of financial statements where the deferral applies.

The Company has elected to defer the application of this guidance. For the year ended December 31, 2011, the Company has accounted for uncertain tax positions in accordance with FASB ASC 450 Contingencies.

Use of Estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Recently Issued Accounting Pronouncements - The Company periodically evaluates the financial impact and effective date of all recently issued pronouncements of the Financial Accounting Standards Board (FASB) and other governing accounting and financial reporting bodies.  Management does not feel any pronouncement that has been issued or becomes effective subsequent to December 31, 2011, through the date of this report, is expected to have a material impact on the financial statements of the Company.

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2011:

2011

Furniture and fixtures	$18,243
Software	185,839
Computers and equipment	230,520

Total property and equipment	434,602
Less: accumulated depreciation	(421,011)
Total property and equipment, net	$13,591

Depreciation for the year ended December 31, 2011 amounted to $19,200, and is included with administrative and general expenses in the accompanying financial statements.

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NOTE 3 – LONG-TERM NOTES PAYABLE

Long-term notes at December 31, 2011 consist of the following:

2011

Note payable to IBEX financial to finance an insurance premium due in September 2012. The initial note balance was $11,718 and there are 9 monthly payments of $1,302 beginning in January of 2012. The interest rate is 9.89%.	$11,718

Note payable to IBEX financial to finance an insurance premium due in July 2012. The initial note balance was $18,106 and there are 9 monthly payments of $2,096 beginning in November of 2011. The interest rate is 9.89%.	13,729

Note payable to Patriot Bank initiated June 6, 2008. The loan has a variable interest rate (prime 3.25% at December 31, 2011 plus 1%, or a minimum rate of 6%) and consists of 24 monthly payments currently estimated at $7,018. The note is secured by accounts receivable and all assets of the Company.	120,443

Note payable to Patriot Bank in the form of a line of credit initiated on October 10, 2011. Credit fully drawn with an interest amount paid monthly at 6.50% with a term of 6 months. The line of credit is secured by accounts receivable and all assets of the Company.	500,000

Note payable to a prior partner originally issued June 2008 due in monthly installments of $6,000 and four other installments during the term of $59,200 including interest at 4.58% per annum, through June 2013. The note is secured by accounts receivable and all assets of the Company.	213,431

Total debt	859,321
Less: current maturities of long-term debt	731,688
Total long term debt	$127,633

Future maturities on notes:
2012	$731,688
2013	127,633
Total	$859,321

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NOTE 4 – COMMITMENTS

Operating Leases

The Company leases office facilities under an operating lease agreement. This office lease consists of monthly installments of $2,300 expiring on April 30, 2012.

NOTE 5 – SIGNIFICANT CUSTOMERS

Three customers represented 44%, 27% and 15% respectively, of the Company’s gross sales for the year ended December 31, 2011. Four companies represented 32%, 22%, 21% and 16% respectively, of outstanding accounts receivable at December 31, 2011.

NOTE 6 – SUBSEQUENT EVENTS

On February 3, 2012, the Company was acquired by Texas Gulf Energy, Inc. The consideration paid was $1,900,000 for 100% of the partnership interest. The consideration consisted of $400,000 cash and a convertible note of $1,500,000. After the acquisition Fishbone was converted into a C-corporation and became Fishbone Solutions, Inc.

The Company has evaluated subsequent events for recognition and disclosure through the date these financial statements were available to be issued, June 15, 2012.

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